UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5379 Lyons Road, Suite 301
Coconut Creek, Florida	33073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-509-9830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and its wholly-owned subsidiaries, including Clenergen India Private Limited (“Clenergen India”), on a consolidated basis.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

Effective August 5, 2010, we obtained a loan in the amount of $607,461 from Rootchange Limited (“Rootchange”).  Rootchange is a corporation organized under the laws of Great Britain.  Rootchange is owned by two of our directors and officers, Mark L.M. Quinn, the executive chairman of our board of directors, and Jessica Hatfield, our executive vice president.  The loan is evidenced by two promissory notes, each in the principal amount equal to one-half of the loan amount, $303,730.50.  The maturity date of each of the promissory notes is November 1, 2011, with acceleration of such maturity date limited to non-payment and bankruptcy events.  The promissory notes each provide for interest at the below-market rate of 1.00% per annum (20.00% following an acceleration event), payable semi-annually, commencing on February 1, 2011.  The principal amount (but not accrued and unpaid interest) is convertible into our common stock at the rate of one share for each $0.50 of principal converted.  The closing market price of our common stock on the date we received the loan proceeds was $0.50 per share.

We intend to use the proceeds of the loan to fund our business and development plan, including our planned acquisition, development, expansion and construction of biomass power plants and biomass feedstock plantations, as well as to fund the start-up costs operations of these plants until, if ever, the plants generate sufficient cash flow from their operations to fund the plants' ongoing costs and expenses.  We intend to seek additional capital to further fund our business and development plan.

We believe that any issuance to Rootchange of the 607,461 shares of our common stock issuable upon conversion of the principal amount of the convertible promissory note we delivered to Rootchange upon Rootchange’s funding of its loan to us is exempt from the registration requirements of the Securities Act by reason of the exemption from registration available under Section 4(2) of the Securities Act due to the fact that the issuance of such shares was conducted in a transaction not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
10.1	1% Promissory Note of Clenergen Corporation, dated August 5, 2010, in the principal amount of $303,730.50 and payable to Rootchange Limited.
10.2	1% Convertible Promissory Note of Clenergen Corporation, dated August 5, 2010, in the principal amount of $303,730.50 and payable to Rootchange Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2010	Clenergen Corporation

	By:	/s/ Tim J.E. Bowen
Tim J.E. Bowen
Chief Executive Officer